Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated February 25, 2022, in the post-effective Amendment No. 1 to Registration Statement on Form S-1 and the related prospectus of Talkspace, Inc. with respect to the consolidated financial statements of Talkspace, Inc. as of December 31, 2021 and 2020, and for the three years in the period ended December 31, 2021.

/s/ Kost Forer Gabbay & Kasierer

Kost Forer Gabbay & Kasierer

A member of EY Global

Tel-Aviv

March 9, 2022